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Exhibit 99.5

        OFFER FOR ALL OUTSTANDING

OFFER TO EXCHANGE ALL OUTSTANDING
$400,000,000 2.75% SENIOR NOTES DUE 2017
CUSIP Nos. 00772BAA9 AND G01080AA1
$1,100,000,000 3.75% SENIOR NOTES DUE 2019
CUSIP Nos. 00772BAC5 AND G01080AB9
$1,100,000,000 4.50% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAE1 AND G01080AC7
$800,000,000 5.00% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAK7 AND G01080AE3

OF

AERCAP IRELAND CAPITAL LIMITED
AERCAP GLOBAL AVIATION TRUST

To Our Clients:

        We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by AerCap Ireland Capital Limited (the "Irish Issuer") and AerCap Global Aviation Trust (the "U.S. Issuer" and, together with the Irish Issuer, the "Issuers"), each a wholly owned subsidiary of AerCap Holdings N.V. (the "Parent Guarantor"), to exchange (1) up to $400,000,000 aggregate principal amount of new 2.75% Senior Notes due 2017 (the "2.75% Exchange Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for any of their unregistered outstanding 2.75% Senior Notes due 2017 (the "Unregistered 2.75% Notes"); (2) up to $1,100,000,000 aggregate principal amount of new 3.75% Senior Notes due 2019 (the "3.75% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 3.75% Senior Notes due 2019 (the "Unregistered 3.75% Notes"); (3) up to $1,100,000,000 aggregate principal amount of new 4.50% Senior Notes due 2021 (the "4.50% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 4.50% Senior Notes due 2021 (the "Unregistered 4.50% Notes"); and (4) up to $800,000,000 aggregate principal amount of new 5.00% Senior Notes due 2021 (the 5.00% Exchange Notes" and, together with the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes, the "Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 5.00% Senior Notes due 2021 (the "Unregistered 5.00% Notes" and, together with the Unregistered 2.75% Notes, the Unregistered 3.75% Notes and the Unregistered 4.50% Notes, the "Unregistered Notes"), upon the terms and subject to the conditions set forth in the Issuers' Prospectus dated                    , 2015 (the "Prospectus") and the related Letter of Transmittal.

        We are enclosing copies of the following documents:

  1.
  Prospectus dated [    •    ], 2015;

  2.
  Letter of Transmittal (which together with the prospectus, constitute the "Exchange Offer"); and

  3.
  Instruction to Registered Holder from Beneficial Owner (the "Instruction Letter").

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON                    , 2015 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

        We are the holder of record of Unregistered Notes for your account. A tender of such Unregistered Notes can be made only by us as the record holder pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Unregistered Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Unregistered Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make on your behalf the representations and warranties contained in the Letter of Transmittal. In this regard, please complete the enclosed Instruction Letter and return it to us as soon as practicable.

        Pursuant to the Letter of Transmittal, each holder of Unregistered Notes (a "Holder") will represent to the Issuers that (i) the Holder is not an "affiliate" of the Issuers, as defined in Rule 405 of the Securities Act, or if the Holder is such an "affiliate," the Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) the Holder is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (iii) the Holder is acquiring the Exchange Notes in the ordinary course of business, (iv) if the Holder is a broker-dealer that holds Unregistered Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Unregistered Notes acquired directly from the Issuers or any of their affiliates), the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received in the Exchange Offer, (v) if the Holder is a broker-dealer, that the Holder did not purchase the Exchange Notes to be exchanged in the Exchange Offer from the Issuers or any of their affiliates, and (vi) the Holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (v).

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  Exhibit 99.5